UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on August 3, 2022, at 8:30 a.m. local time, at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, for the following purposes:

1.	To elect five directors to serve until the 2023 Annual Meeting of Stockholders;

2.	To approve an amendment to our Certificate of Incorporation to reduce our authorized shares of common stock, $0.001 par value, from 600,000,000 to 150,000,000;

3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2022; and

4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Holders of our common stock owning such shares of record at the close of business on June 6, 2022 are entitled to attend and vote at the Annual Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may attend the Annual Meeting and vote your shares in person if you wish.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

June 13, 2022

Smyrna, Georgia

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

PROXY STATEMENT

For The

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 3, 2022

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by GeoVax Labs, Inc., a Delaware corporation (“GeoVax” or the “Company”), for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 3, 2022, at 8:30 a.m. local time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on June 6, 2022 as the record date (“Record Date”) for determining GeoVax stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. On or about June 13, 2022, the Company started mailing to its stockholders the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy card, and our Annual Report on Form 10-K (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Am I Voting On?

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.	To elect five directors to serve until the 2023 Annual Meeting of Stockholders;
2.	To approve an amendment to the Certificate of Incorporation of GeoVax Labs, Inc. to reduce the authorized shares of common stock, $0.001 par value, from 600,000,000 to 150,000,000;
3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2022; and
4.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Who is Entitled to Vote?

Holders of our common stock as of the Record Date may vote at the Annual Meeting. Holders of our common stock have one vote for each share of common stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the director nominees;
●	“FOR” the proposal to reduce the authorized shares of our common stock; and
●	“FOR” the proposal to ratify the selection of Wipfli LLP as our independent registered public accounting firm.

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

How Do I Cast My Vote?

Persons who hold shares of our common stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●

Vote by Internet - Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●

Vote by Telephone - Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and follow the instructions.

●

Vote by Mail - By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 91 Mercedes Way, Edgewood, New York, 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	Vote by Attendance- By attending the Annual Meeting in person and voting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 2, 2022.

Persons who hold shares of our common stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Annual Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or if your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on August 2, 2022;
●	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person; or
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Annual Meeting?

We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote are represented, either in person or by proxy, at the Annual Meeting. As of the Record Date, there were 12,547,829 shares of our common stock outstanding and entitled to vote. Accordingly, 6,273,915 shares of our common stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes will be counted as present for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of common stock entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Stockholders do not have cumulative voting rights in connection with the election of directors. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the proposal; and

●

The selection of our independent registered public accounting firm will be ratified by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to this proposal, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What Does It Mean if I Receive More Than One Notice of Annual Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Annual Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals.

PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated David A. Dodd, Randal D. Chase, Ph.D., Dean G. Kollintzas, Robert T. McNally, Ph.D., and John N. Spencer, Jr. for reelection as directors of GeoVax to serve until the 2023 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees and our executive officers is set forth below under “Director Nominees and Executive Officers”.

We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

Director Nominees

The following table sets forth certain information with respect to our director nominees:

Name	Age	Current Position
David A. Dodd	72	Chairman of the Board of Directors, President and Chief Executive Officer
Randal D. Chase, Ph.D. (1)(2)(3)	72	Independent Director
Dean G. Kollintzas (2)(3)	49	Independent Director
Robert T. McNally, Ph.D. (1)(2)	74	Independent Director
John N. Spencer, Jr. (1)(3)	81	Independent Director

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Nominating and Governance Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer, following Dr. McNally’s retirement. His executive management experience in the pharmaceutical and biotechnology industries spans more than 40 years. From September 2017 to April 2018, he served as Chief Executive Officer, and as a member of the Board of Directors of Medizone International, Inc. (“Medizone”), a developer and manufacturer of disinfectant systems. On April 20, 2018, Medizone announced that certain of its creditors had commenced an involuntary bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code against Medizone. The creditors included Medizone’s former Chairman and Chief Executive Officer and its former Director of Operations. From April 2013 to July 2017, Mr. Dodd served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris, Inc. from May 2014 to May 2016, and continued to serve as a member of its Board of Directors until May 2018. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive officer and Chairman of BioReliance Corporation, a leading provider of biological safety and related testing services. From October 2006 to April 2009, he served as non-executive Chairman of Stem Cell Sciences Plc., where he oversaw the development and implementation of a strategic growth plan, implementation of an experienced executive team, and the sale of the company to Stem Cells, Inc. in April 2009. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For the five years prior, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. Mr. Dodd holds Bachelor of Science and Master of Science degrees from Georgia State University and completed the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry and his involvement as an officer and director of the Company, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.

Randal D. Chase, Ph.D. Dr. Chase joined the Board of Directors in March 2015. Dr. Chase is an experienced pharmaceutical and biotechnology executive who currently serves as a business advisor and consultant to companies in the life science sector. He also serves as a director for Mirexus Biotechnologies, Inc., a biomaterials company, and as Chairman of the Board for Glysantis, Inc. a biotechnology company. From February 2017 to April 2018, Dr. Chase was President and Chief Executive Officer of Advanced Proteome Therapeutics Corporation, a publicly-held biopharmaceutical company; he served as a member of that company’s board of directors from 2015 to April 2018. He served as Chairman of the Board for Medicago, Inc. until its sale to Mitsubishi Tanabe Pharma Corporation in 2013. From 2006 to 2011, he served as President and Chief Executive Officer of Immunovaccine, Inc., a clinical-stage biotechnology company developing vaccines against cancer and infectious diseases. Dr. Chase is also a former president of Shire Biologics, North American Vaccine, Pasteur Merieux Connaught, and Quadra Logic Technologies, Inc. His early career was at Bristol Myers and Glaxo Pharmaceuticals. Dr. Chase holds a Bachelor of Sciences degree in biochemistry from Bishop’s University and a Ph.D. in biochemistry from the University of British Columbia. Dr. Chase completed a post-doctoral fellowship at the McArdle Cancer Institute of the University of Wisconsin. He also attended the Senior Executive Program of the London Business School in the United Kingdom. The Board of Directors has concluded that Dr. Chase should serve on the Board of Directors due to his extensive leadership experience in the pharmaceutical industry, and the vaccine industry in particular.

Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors in September 2006. Since 2001 Mr. Kollintzas has been an intellectual property attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. He is a member of the Wisconsin and American Bar Associations. Since 2004, Mr. Kollintzas has been in private practice. In 2014, he founded Procare Clinical, LLC, a clinical trial management company headquartered in Naperville, IL. Mr. Kollintzas holds a microbiology degree from the University of Illinois and a J.D. from the University of New Hampshire School of Law. The Board of Directors has concluded that Mr. Kollintzas should serve on the Board of Directors due to his experience with intellectual property matters, biotechnology and pharmaceutical licensing, and FDA regulation.

Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008, a position he held until his retirement in September 2018. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was a co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has over 35 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs. Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, served on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a former Chairman of Georgia Bio, a state trade association. Dr. McNally holds a Bachelor of Science in engineering from Villanova University and his Ph.D. in biomedical engineering from the University of Pennsylvania. The Board of Directors has concluded that Dr. McNally should serve on its Board of Directors by virtue of his prior business and scientific experience, including his experience as Chief Executive Officer of Cell Dynamics, LLC and as Senior Vice President of Clinical Research for CryoLife, Inc., and due to his involvement with the Company as its former President and Chief Executive Officer.

John N. (Jack) Spencer, Jr., CPA. Mr. Spencer joined the Board of Directors in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until he retired in 2000. Mr. Spencer holds a Bachelor of Science degree from Syracuse University, and M.B.A. from Babson College. He also attended the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Spencer should serve on the Board of Directors by virtue of his experience at Ernst & Young LLP where he was the partner in charge of that firm’s life sciences practice for the southeastern United States, and his clients included a large number of publicly-owned and privately-held medical technology companies.

CORPORATE GOVERNANCE

The Company’s Bylaws provide that the number of members of our Board of Directors shall be determined from time to time by resolutions of the Board of Directors but shall not be less than three or more than nine. Our Board of Directors currently has five members.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for making recommendations on nominees for election as directors to the Board of Directors. We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, our Nominating and Governance Committee, and our Board of Directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders. We do not have a formal policy on Board diversity as it relates to race, gender, or national origin. Pursuant to Rules 5605(f) and 5606 of the Nasdaq Listing Rules, we will make our board diversity matrix available on our website at www.geovax.com no later than August 8, 2022.

GeoVax considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, no third parties have been engaged to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. The nomination of each director was recommended by the Nominating and Governance Committee, and the Board of Directors followed the recommendation.

Our Nominating and Governance Committee will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, Attention: Chairman of the Nominating and Governance Committee. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of GeoVax’s common stock. The Nominating and Governance Committee may ask for additional information.

A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934.

Director Independence

The Board of Directors has determined that Messrs. Chase, Kollintzas, McNally and Spencer are the members of our Board of Directors who are “independent,” as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these individuals meet the definition of “independent director” set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules and that Mr. Spencer is the qualified “financial expert” on the Audit Committee. As independent directors, Messrs. Chase, Kollintzas, McNally and Spencer serve as the members of our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee.

Board Structure, Leadership, and Committees

Our Board of Directors, as a whole, and acting through its committees, has responsibility for management of our business and affairs. The offices of Chairman of the Board and of President and Chief Executive Officer are currently not separate, with Mr. Dodd serving in both capacities. The Board is of the view that Mr. Dodd’s knowledge of the Company, together with his experience, make him the best candidate for each role. As circumstances and available personnel change, the Board may separate the roles. Our Chairman of the Board and our executive officers communicate regularly with each other and with our Board of Directors. We believe the relatively small number of directors, executive officers and employees, and their interaction, facilitate information sharing and decision-making with respect to most aspects of our operations, including oversight of risk management.

Board of Directors. The Board of Directors held nine meetings during 2021. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2021. We strongly encourage, but we do not require, our directors to attend each annual meeting of stockholders. All of our directors attended our last annual meeting of stockholders held on August 11, 2021 in person or by teleconference.

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee has been delegated formal authority and responsibility for overseeing certain elements of risk, as described below.

Audit Committee. The separately-designated standing Audit Committee of the Board provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) oversight of the independent registered public accounting firm, including its qualifications, independence and performance, appointment, compensation, and retention. The Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and for monitoring our business risk practices. It has appropriate funding, and the authority to engage independent counsel and other advisers. It also prepares the Audit Committee reports that SEC proxy rules require for the Company’s proxy statements. Our Audit Committee is currently comprised of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002, and Rule 5605(c)(2) of the Nasdaq Listing Rules and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The Audit Committee held four meetings during 2021.

Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. The Committee consults with the Company’s President and Chief Executive Officer but does not delegate the authority to set executive compensation. Our Chief Executive Officer and Chief Financial Officer assist our Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested. Members of our Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of our Chief Executive Officer is determined by our Compensation Committee based on our Compensation Committee’s evaluation of his performance and with reference to such external or competitive data as they consider necessary. The compensation of the other named executive officers is determined by our Compensation Committee based on its evaluation of their individual performance and the recommendations of our Chief Executive Officer and Chief Financial Officer. Our Compensation Committee applies discretion in determining compensation for our executives. Our Compensation Committee is currently comprised of Mr. Chase (Chairman), Dr. McNally, and Mr. Spencer. The Compensation Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter. They also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee held four meetings during 2021.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in fulfilling its responsibilities of: (i) identifying individuals qualified to become directors and committee members; (ii) recommending director nominees to the Board of Directors; (iii) developing and recommending approval of policies relating to, and generally overseeing matters of, corporate governance; and (iv) leading the Board of Directors in its annual review of the Board of Directors and its committees. The Nominating and Governance Committee consists of Dr. McNally (Chairman), Mr. Chase, and Mr. Kollintzas. The Nominating and Governance Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. Our Board of Directors has determined that each member of the committee is independent as required by its charter. The Nominating and Governance Committee held three meetings during 2021.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees, or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered to the Audit Committee Chair. Stockholders who wish to submit director nominees for consideration by the Nominating and Governance Committee should follow the directions at “Director Nomination Process.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires certain companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Company will post on its website, www.geovax.com., or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No such waivers were granted in 2021.

THE NOMINATING COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers:

Name	Age	Current Position
David A. Dodd	72	Chairman of the Board of Directors, President and Chief Executive Officer
Kelly T. McKee M.D.	72	Chief Medical Officer
Mark J. Newman, Ph.D.	67	Chief Scientific Officer
Mark W. Reynolds, CPA	60	Chief Financial Officer and Corporate Secretary

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer. Mr. Dodd’s full biographical information is set forth above under “Proposal 1: Election of Directors – Director Nominees.”

Kelly T. McKee, M.D. Dr. McKee was appointed as our Chief Medical Officer effective January 6, 2022 and serves in that role on a part-time basis pursuant to a consulting agreement. Dr. McKee has over 30 years of experience in research and development, with specific expertise in vaccines, emerging diseases, biodefense, and respiratory viral infections. His progressive clinical research experience began in 1981 at Fort Detrick, Frederick, MD., United States, where he held a variety of leadership positions in virology, immunology, preventive medicine, and clinical research and development with the U.S. Army, retiring as a Colonel in 2001. Dr. McKee subsequently served as State Epidemiologist in North Carolina, and as Senior Director of Clinical Research at DynPort Vaccine Company. He then held multiple leadership roles, including Vice President and Managing Director of Public Health and Government Services, and Vice President for Vaccines and Public Health in the Infectious Diseases and Vaccines Center of Excellence, at Quintiles/QuintilesIMS (now IQVIA) for more than 10 years. Since 2017 he has provided contract clinical development and medical advisory services to biopharmaceutical industry in infectious diseases and related areas. Dr. McKee earned an M.D. from the University of Virginia School of Medicine, and a Master of Public Health from Johns Hopkins University School of Hygiene and Public Health in Baltimore, MD. He has authored or co-authored more than 100 peer-reviewed publications and book chapters.

Mark J. Newman, Ph.D. Dr. Newman became employed as our Chief Scientific Officer on August 25, 2020. Dr. Newman, who previously served the Company as vice president of research and development from 2010 to 2013, worked for the Company on a part-time basis until March 2022, at which time he became a full-time employee. Prior, he served senior management positions at PaxVax, Pharmexa A/S, Epimmune, Vaxcel, Apollon, and Cambridge Biotech. During his 30-year career he shepherded the development of experimental vaccine and adjuvant products through preclinical research and into Phase 1 & 2 clinical testing. He is widely published in peer review publications and holds 10 U.S. patents. He holds a dual B.Sc/M.Sc. degree in Agriculture and Pre-Veterinary Medicine from the Ohio State University and a his Ph.D. in Immunology at the John Curtin School for Medical Research, The Australian National University, Canberra.

Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2004 to 2008, Mr. Reynolds served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry. From 2004 to 2006, he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002, Mr. Reynolds worked for CytRx Corporation, a publicly-held biopharmaceutical company, where he first served as Controller and then as Chief Financial Officer. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and holds a Master of Accountancy degree from the University of Georgia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 6, 2022 by (i) each director; (ii) each of the executive officers named in the summary compensation table; and (iii) all executive officers and directors as a group. Other than Armistice Capital Master Fund Ltd. (“Armistice”), we do not know of any person who beneficially owns more than 5% of our common stock as of June 6, 2022. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Principal Stockholders
Armistice Capital Master Fund Ltd. (2)	1,253,500	9.99%
Directors and Executive Officers: (3)
Randal Chase (4)	41,559	*
David A. Dodd (5)	254,740	2.0%
Dean G. Kollintzas (6)	32,307	*
Robert T. McNally (7)	116,183	* %
Kelly T. McKee	14,721	*
Mark J. Newman (8)	11,666	*
Mark W. Reynolds (9)	163,034	1.3%
John N. Spencer, Jr. (10)	50,381	*
All executive officers and directors as a group (8 persons) (11)	684,591	5.3%

* Less than 1%

(1)

This table is based upon information supplied by officers and directors, and with respect to principal stockholders, any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 12,547,829 shares of Common Stock outstanding as of June 6, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after June 6, 2022 (subject to specified limits), at any time at the option of the holder, are deemed outstanding.

(2)

The shares are directly held by Armistice may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of Armistice; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The number of shares beneficially owned includes (i) 9,090,910 shares of common stock issuable upon the exercise of pre-funded warrants, (ii) 12,121,214 shares of common stock issuable upon exercise of preferred investment options, and (iii) 3,067,484 shares of common stock issuable upon the exercise of common warrants, each of which are subject to beneficial ownership limitations that prohibit Armistice from exercising any portion of a warrant and/or preferred investment option that would result in Armistice owning a percentage of our outstanding common stock exceeding the ownership limitations contained within each instrument (4.99% and 9.99%, respectively) after giving effect to the issuance of common stock in connection with Armistice’s exercise. The percentage of shares owned assumes the exercise of all warrants held by Armistice, up to the beneficial ownership limitations described above. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.
(4)	Includes 16,613 shares of Common Stock and stock options/warrants to purchase 24,946 shares of common stock exercisable within 60 days.
(5)	Includes 81,870 shares of Common Stock and stock options/warrants to purchase 172,870 shares of common stock exercisable within 60 days.
(6)	Includes 11,987 shares of Common Stock and stock options/warrants to purchase 20,320 shares of common stock exercisable within 60 days.
(7)	Includes 53,925 shares of Common Stock and stock options/warrants to purchase 62,258 shares of common stock exercisable within 60 days.
(8)	Includes stock options to purchase 11,666 shares of common stock exercisable within 60 days.
(9)	Includes 60,184 shares of Common Stock and stock options/warrants to purchase 102,850 shares of common stock exercisable within 60 days.
(10)	Includes 21,024 shares of Common Stock and stock options/warrants to purchase 29,357 shares of common stock exercisable within 60 days.
(11)	Includes 260,324 shares of Common Stock and stock options/warrants to purchase 424,267 shares of common stock exercisable within 60 days.

EXECUTIVE COMPENSATION

The tables and disclosures that follow set forth the compensation and certain other information with respect to our “Named Executive Officers”. The Named Executive Officers for 2021 are our principal executive officer, our principal financial officer and our one other most highly compensated executive officer. Our Named Executive Officers for 2021 are:

●    David A. Dodd, President and Chief Executive Officer

●    Mark W. Reynolds, Chief Financial Officer

●    Mark J. Newman, Ph.D., Chief Scientific Officer

Summary Compensation Table

The following table sets forth information concerning the total employee compensation earned during 2021 and 2020 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
David A. Dodd President and CEO	2021 2020	$ 250,000 250,000	$ 125,000 162,500	$ 295,610 (3) 305,760 (6)	$ 6,500 (9) 8,483 (9)	$ 677,110 726,743
Mark W. Reynolds Chief Financial Officer	2021 2020	234,392 234,392	94,000 117,196	138,334 (4) 143,360 (7)	11,600 (9) 5,803 (9)	478,326 500,751
Mark J. Newman, PhD (2) Chief Scientific Officer	2021 2020	125,000 41,667	50,000 18,750	73,759 (5) 39,200 (8)	- -	248,759 99,617

(1)

Represents the grant date fair value of the stock options for financial statement reporting purposes. See footnotes 2 and 7 to our consolidated financial statements for the year ended December 31, 2021 for a discussion of the assumptions made and methods used for determining stock compensation values.

(2)	Dr. Newman became our Chief Scientific Officer effective August 25, 2020.
(3)	Represents the grant date fair value for stock options granted on December 7, 2021 for 103,000 shares with an exercise price of $3.82 per share, vesting over a three-year period.
(4)	Represents the grant date fair value for stock options granted on December 7, 2021 for 48,200 shares with an exercise price of $3.82 per share, vesting over a three-year period.
(5)	Represents the grant date fair value for stock options granted on December 7, 2021 for 25,700 shares with an exercise price of $3.82 per share, vesting over a three-year period.
(6)	Represents the grant date fair value for stock options granted on December 2, 2020 for 273,000 shares with an exercise price of $2.79 per share, vesting over a three-year period.
(7)	Represents the grant date fair value for stock options granted on December 2, 2020 for 128,000 shares with an exercise price of $2.79 per share, vesting over a three-year period.
(8)	Represents the grant date fair value for stock options granted on December 2, 2020 for 35,000 shares with an exercise price of $2.79 per share, vesting over a three-year period.
(9)	Represents employer matching contributions to the Company’s 401(k) retirement plan.

Employment Agreements

David A. Dodd. Mr. Dodd serves as our President and Chief Executive Officer under an employment agreement dated September 1, 2018. The employment agreement has no specified term. The employment agreement provides for an initial annual salary of $250,000 to Mr. Dodd, subject to periodic increases as determined by the Board. Mr. Dodd is also eligible for an annual bonus, as determined by the Board. Mr. Dodd is eligible for annual grants of awards from our equity incentives plans as determined by the Board. Mr. Dodd also is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Our employment agreement with Mr. Dodd provides that we will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd with good reason (as defined in the agreement). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason, then we would pay (a) an amount in cash equal to three times his then base salary and target annual bonus and (b) all stock option grants held by Mr. Dodd will be fully vested. The agreement also addresses his compensation upon termination if there is a change in control (as defined). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason at any time during the three month period which immediately precedes a change in control (as defined) or during the one year period following a change in control, then we would also pay Mr. Dodd an amount in cash equal to (x) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (y) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him).

Mark W. Reynolds. Mr. Reynolds serves as our Chief Financial Officer under an employment agreement dated January 1, 2010 and amended on October 22, 2013. The employment agreement has no specified term. The employment agreement, as amended, provides for an initial annual salary of $212,600 to Mr. Reynolds, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Mr. Reynolds is eligible for annual grants of awards from our equity incentives plans as determined by the Board. Mr. Reynolds is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Our employment agreement with Mr. Reynolds provides that, if we terminate his employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service. Additionally if we terminate Mr. Reynolds’ employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times his then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, (c) full, complete vesting of all stock options, restricted stock grants or other equity or equity-type grants, and (d) a tax gross-up payment (if an excise tax is imposed by §4999 of the Internal Revenue Code or any related interest or penalties are incurred by him). The change of control provision also provides for full and complete vesting of all stock option grants held by him.

Mark J. Newman, PhD. Dr. Newman serves as our Chief Scientific Officer under an employment agreement dated August 25, 2020, which was amended and restated effective March 1, 2022. The employment agreement has no specified term. The employment agreement, as amended, provides for an annual salary of $275,000, subject to periodic increases as determined by the Compensation Committee. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. Newman is eligible for grants of awards from our equity incentive plans as determined by the Board. Dr. Newman is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees.

Outstanding Equity Awards

GeoVax has awarded stock options to its senior management and other employees, pursuant to the GeoVax Labs, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). The 2020 Plan was adopted by the Board on June 19, 2020 to provide equity-based and/or incentive awards to selected employees, directors, and independent contractors of the Company or its affiliates. The terms of these awards typically provide for vesting over a defined period of time and the options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The following table sets forth certain information with respect to unexercised options previously awarded to our Named Executive Officers that were outstanding as of December 31, 2021. The table also includes warrants, if any, granted to our Named Executive Officers upon payment of deferred compensation.

Option Awards
Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David Dodd	- 91,000 81,870 (3)	103,000 (1) 182,000 (2) -	$ 3.82 2.79 5.00	12/7/31 12/2/30 9/29/25
Mark Reynolds	- 42,666 60,184 (3)	48,200 (1) 85,334 (2) -	3.82 2.79 5.00	12/7/31 12/2/30 9/29/25
Mark Newman, PhD	- 11,666	25,700 (1) 23,334 (2)	3.82 2.79	12/7/31 12/2/30

(1)	The unexercisable portion of these stock options become exercisable in equal installments on December 7, 2022, 2023 and 2024.
(2)	The unexercisable portion of these stock options become exercisable in equal installments on December 2, 2022 and 2023.
(3)	Warrants granted as partial payment of deferred compensation occurring on September 29, 2020.

The 2020 Plan contains provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in the 2020 Plan, (i) outstanding options or other awards may be assumed, converted or replaced; (ii) the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to 2020 Plan participants as were provided to stockholders (after taking into account the existing provisions of the options or other awards); or (iii) the successor corporation may replace options or awards with substantially similar shares or other property. In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described (i) the vesting of any or all options or awards granted pursuant to the 2020 Plan will accelerate upon the change-in-control transaction, and (ii) any or all options granted pursuant to the Plans will become exercisable in full prior to the consummation of the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to 2020 Plan participants under the 2020 Plan, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets. If the Company had experienced a change-in-control event as described in the 2020 Plan on December 31, 2021, the value of accelerated options the Named Executive Officers, based on the difference between the closing price of our common stock on the Nasdaq Stock Market on December 31, 2021, and, if lower, the exercise price per share of each option for which vesting would be accelerated for each Named Executive Officer, would be an aggregate of $241,254.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of June 6, 2022 with respect to compensation plans under which our equity securities are authorized for issuance. At that date, there were a total of 9,517,525 shares of our common stock outstanding.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	962,300	$3.18	438,200
Equity compensation plans not approved by stockholders	--	--	--

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ending December 31, 2021 by each individual who served as a director at any time during the fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Randal D. Chase	41,650	71,750				113,400
David A. Dodd (1)	-	-	-	-	-	-
Dean G. Kollintzas	35,975	71,750	-	-	-	107,725
Robert T. McNally	27,000	71,750	-	-	-	98,750
John N. Spencer, Jr.	47,000	71,750	-	-	-	118,750

(1)

As discussed below under “Director Compensation Plan” directors who are employees of the Company receive no compensation for their service as directors. As President and CEO, Mr. Dodd therefore receives no compensation for his service as a director; his compensation for service as President and CEO is shown in the “Summary Compensation” table above.

(2)

Represents the grant date fair value of stock options granted on December 7, 2021 to each non-employee director for 25,000 shares with an exercise price of $3.82 per share, vesting over a one-year period.

(3)

The table below shows the aggregate numbers of warrants and option awards outstanding for each non-employee director as of December 31, 2021. The table includes warrants granted to our directors upon payment of deferred compensation occurring on September 29, 2020.

Name	Aggregate Option Awards Outstanding as of December 31, 2021 (#)
Randal D. Chase	66,613
Dean G. Kollintzas	61,987
Robert T. McNally	103,925
John N. Spencer, Jr.	71,024

Director Compensation Plan. In December 2020, the Board of Directors approved a recommendation from the Compensation Committee for director compensation, which we refer to as the “Director Compensation Plan.” The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees.

Cash Fees – For 2021, each non-employee director earned an annual retainer (paid quarterly) of $10,000 ($30,000 for a non-employee Chairperson) for service as a member of the Board, $5,000 ($9,000 for the Chairperson) for service as a member of the Audit Committee. And $3,300 ($6,000 for the Chairperson) for service as a member of the Compensation Committee or the Nominating and Corporate Governance Committee. Non-employee directors also earned fees for each Board of Directors or Committee meeting attended as follows: $3,000 for in person Board of Directors meetings ($1,500 for telephonic meetings), $1,000 for in person Committee meeting chaired ($750 for telephonic meetings), and $500 for in person Committee meeting attended as a non-chair member ($400 for telephonic meetings).

In December 2021, the Board of Directors approved a recommendation from the Compensation Committee to amend the Director Compensation Plan, effective January 1, 2022, such that each non-employee director will receive an annual retainer (paid quarterly) of $25,000 ($50,000 for a non-employee Chairperson) for service as a member of the Board. In the absence of a non-employee Chairperson of the Board, a non-employee director designated as the Lead Director shall receive an annual cash retainer of $35,000. Each non-employee director will also receive an annual retainer of $7,500 ($15,000 for the Chairperson) for service as a member of the Audit Committee, $5,000 ($10,000 for the Chairperson) for service as a member of the Compensation Committee, and $5,000 ($7,500 for the Chairperson) for service as a member of the Nominating and Corporate Governance Committee. No additional fees will be paid for meetings attended.

Stock Option Grants –We currently do not have a formula for determining stock option grants to directors (upon their election to the Board of Directors, or otherwise). Such option grants are currently determined by the Board of Directors, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2021, upon a recommendation of the Compensation Committee, the Board of Directors approved an annual stock option grant of 25,000 shares to each of its non-employee members for ongoing service as members of the Board of Directors.

Expense Reimbursement – All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related persons, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:

●	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related person;
●	whether there are demonstrable business reasons for the Company to enter into the transaction;
●	whether the transaction would impair the independence of a non-employee director; and
●

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

These policies are in writing and included in the Company’s minute book.

Our Board of Directors has made the following findings and adopted the following policies (in writing) regarding related person transactions:

●

The Company has not made and will not make loans or loan guarantees on behalf of any director, officer, beneficially owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions.

●

The Company has not engaged and will not engage in material transactions with any director, officer, beneficial owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions, except as described below or as otherwise approved by our Audit Committee consistent with the policies and procedures described below.

●	The Company will make any future material affiliated transactions on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.
●	A majority of the Company’s Audit Committee will approve all future material transactions.
●	The Company’s officers, directors, and counsel will:
o	consider their due diligence and assure that there is a reasonable basis for these representations, and
o	consider whether to embody the representations in the issuer’s charter or bylaws.

Transactions with Related Persons

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction since January 1, 2021, to which we were a party or will be a party, in which the amount exceeds $120,000 and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Compensation arrangements for our named executive officers and directors are described above under “Executive Compensation.”

Series I Warrants

On February 25, 2019, we entered into a Securities Purchase Agreement with the Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, “Sabby”) providing for the issuance and sale to Sabby of an aggregate of up to 1,000 shares of our Series G Convertible Preferred Stock and related warrants (“Series I Warrants”) for gross proceeds of up to $1.0 million. In January 2021, all of the remaining Series I Warrants were converted into 20,196 shares of our common stock pursuant to the cashless exercise provisions of the warrants.

June 2020 Bridge Financing

On June 26, 2020, we entered into a Securities Purchase Agreement with Cavalry Fund I LP and Cavalry Special Ops Fund, LLC, pursuant to which the Company received aggregate gross proceeds of $1,050,000 in exchange for the issuance of 5% Original Issue Senior Secured Convertible Debentures in the aggregate principal amount of $1,200,000 and five-year warrants to purchase an aggregate of 2,400,000 shares of our common stock at an exercise price of $0.50 per share, subject to adjustment. On September 29, 2020, the June 26, 2020 5% Original Issue Senior Secured Convertible Debentures mandatorily converted into 303,667 conversion units, of which 177,625 include shares of common stock and 126,042 include pre-funded warrants (the “Conversion Units”). The Conversion Units provide substantially the same terms as the Units issued in September 2020. The pre-funded warrants provide the holder the right to purchase one share of common stock at an exercise price of $0.01 per share, are immediately exercisable and will not expire until exercised in full. These pre-funded warrants were exercised on January 13, 2021. The Company also issued these investors five-year warrants to acquire an additional 303,668 shares of common stock, in the aggregate, at $5.00 per share.

PROPOSAL 2
AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
TO REDUCE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Our Certificate of Incorporation (the “Certificate”) currently authorizes us to issue a total of 600,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Certificate of Incorporation (the “Amendment”) to implement a reduction in the number of shares of authorized common stock, $0.001 par value, from 600,000,000 shares to 150,000,000 (the “Authorized Share Reduction”).

The Board has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Amendment by our stockholders.

Purpose of the Authorized Share Reduction

The sole purpose of the Authorized Share Reduction is to reduce the Company’s future annual franchise taxes paid to the State of Delaware. The amount of such tax payments is determined based, in part, on the total number of shares of stock the Company is authorized to issue. The Company recently paid $200,000 in annual franchise taxes. If the Authorized Share Reduction is approved, assuming no change in our assets or shares outstanding, we estimate that we will pay $118,400 annually in future Delaware franchise taxes, a substantial decrease of approximately 41%. The Board believes that the reduced number of authorized shares of stock will be sufficient to suit our projected capital stock needs for the foreseeable future, such as capital-raising transactions, the issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of Common Stock or other equity or equity-linked securities.

Effects of the Authorized Share Reduction

If the Authorized Share Reduction is effected, the number of authorized shares of Common Stock will be decreased from 600,000,000 to 150,000,000 and the number of authorized shares of Preferred Stock will remain at 10,000,000. The total number of authorized shares of the Company will be 160,000,000, consisting of 150,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of Preferred Stock (none of which shares of Preferred Stock are currently outstanding). The Proposed Amendment will not change the par value of the shares of the Common Stock or the Preferred Stock, affect the number of shares of Common Stock outstanding or the rights or privileges of holders of shares of the Common Stock or have any effect on any outstanding securities, including outstanding equity awards, that are exercisable, convertible or exchangeable for shares of Common Stock.

Effecting the Proposed Amendment could potentially adversely affect the Company. The decrease in the number of shares of Common Stock that would be authorized, but not issued or outstanding, could result in less latitude for the Board to issue shares of Common Stock in the future, including when we determine doing so would be in the best interests of the Company and the shareholders, such as in connection with possible future financings, acquisitions, stock dividends and other corporate purposes. In the event the Board determines that it would be in the Company’s best interests to issue a number of shares of Common Stock in excess of the number of shares then authorized but unissued and unreserved, the Company would be required to seek shareholder approval to increase the number of authorized shares of Common Stock. If the shareholders do not approve such increase in a timely manner, or at all, the Company may be unable to take advantage of one or more opportunities that might otherwise be advantageous to the Company and its shareholders. However, the Board believes that these risks are outweighed by the anticipated benefits of reducing the amount of the Company’s Delaware franchise tax obligations.

A form of the certificate of amendment to the certificate of incorporation that would be filed with the Delaware Secretary of State to effect the Proposed Amendment is set forth in Annex A (the “Certificate of Amendment”). If the shareholders approve the Proposed Amendment, the Company intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following the Special Meeting, and the Certificate of Amendment will be effective upon such filing. However, if at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, the Board determines that it would not be in the best interests of the Company and its shareholders to effect the Proposed Amendment, in accordance with Delaware law and notwithstanding the approval of the Proposed Amendment by the shareholders, the Board may abandon the Proposed Amendment without further action by the shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO ALLOW FOR AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wipfli LLP, (Atlanta, GA, PCAOB ID Number 344) has served as the Company’s independent registered public accounting firm since 2005. The Audit Committee has appointed Wipfli to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2022. Wipfli is considered by the Audit Committee and management to be well qualified.

Principal Accountant Fees and Services

The aggregate fees billed for the services rendered to us by Wipfli LLP for the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Audit Fees (1)	$127,700	$170,090
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$127,700	$170,090

(1)

Audit Fees for 2021 and 2020 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, review of our interim financial statements and Quarterly Reports on Form 10-Q, and review of registration statements.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All services provided by our independent auditors in fiscal 2021 and 2020 were pre-approved by the Audit Committee.

Stockholder ratification of the Audit Committee’s selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2022 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of Wipfli to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting on the proposal vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. If the selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2022 is not ratified, the matter will be referred to the Audit Committee for further review.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WIPFLI LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of three directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Wipfli LLP, as discussed above and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE
John N. Spencer, Jr., Chairman
Randal D. Chase
Dean G. Kollintzas

OTHER MATTERS

Stockholder Proposals and Other Director Nominations

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2023 must be received by us on or before February 13, 2023. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2022. Stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after February 13, 2023. If a stockholder proposal received after February 13, 2023 is considered at the Annual Meeting, the appointed proxies will have discretionary authority to vote on the matter. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements, even if it was not discussed in this Proxy Statement.

Notice of intention to present a proposal at the 2023 Annual Meeting of Stockholders should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.

In addition to the above requirements, in order to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than GeoVax’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 4, 2023.

Availability of Annual Report

GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2021, accompanies this Proxy Statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2021, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, or contact Investor Relations by telephone at (678) 384-7220 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder of record who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Corporate Secretary, 1900 Lake Park Drive, Suite, 380, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to investor@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of any such document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

By Order of the Board of Directors

Mark W. Reynolds
Corporate Secretary

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
GEOVAX LABS, INC.

GeoVax Labs, Inc. (the “Corporation”), does hereby certify that the Corporation’s Certificate of Incorporation originally filed with the Delaware Secretary of State on June 17, 2008, as previously amended by:

●	Certificate of Merger filed June 18, 2008, as further amended by the following documents;
●	Certificate of Amendment to the Certificate of Incorporation filed April 13, 2010;
●	Certificate of Amendment to the Certificate of Incorporation filed April 27, 2010;
●	Certificate of Designation filed on March 20, 2012;
●	Certificate of Amendment to the Certificate of Incorporation filed August 1, 2013;
●	Amendment to Certificate of Designation filed on December 12, 2013;
●	Certificate of Designation filed on December 12, 2013;
●	Certificate of Designation filed on February 27, 2015;
●	Certificate of Amendment to the Certificate of Incorporation filed May 13, 2015;
●	Certificate of Amendment to the Certificate of Incorporation filed June 14, 2016;
●	Certificate of Designation filed on May 9, 2017;
●	Certificate of Amendment to the Certificate of Incorporation of the Corporation filed August 4, 2017;
●	Certificate of Designation filed on February 19, 2019;
●	Certificate of Designation filed on February 26, 2019;
●	Certificate of Amendment to the Certificate of Incorporation of the Company filed April 30, 2019;
●	Certificate of Designation filed July 16, 2019;
●	Certificate of Designation filed July 24, 2019;
●	Certificate of Amendment to the Certificate of Incorporation of the Corporation filed January 21, 2020; and
●	Certificate of Designation filed on January 23, 2020,
●	Certificate of Amendment filed on September 24, 2020

is hereby further amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation’s Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation of the Corporation, as amended, is amended as follows:

The first paragraph of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 160,000,000 shares, which are divided into two classes consisting of: (a) 150,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.

This Certificate of Amendment shall be effective as of 12:01 a.m. Eastern Time on August __, 2022.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on August__, 2022.

GEOVAX LABS, INC.

/s/ David A. Dodd
David A. Dodd
President and Chief Executive Officer

A-2

GEOVAX LABS, INC.

ATTN: CORPORATE SECRETARY

1900 LAKE PARK DRIVE

SUITE 380

SMYRNA, GEORGIA 30080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐

Nominees:

	01) David A. Dodd	04) Robert T. McNally
	02) Randal D. Chase	05) John N. Spencer, Jr.
03) Dean G. Kollintzas

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	Approval of an amendment to the Certificate of Incorporation of GeoVax Labs, Inc. to reduce the authorized shares of common stock, $0.001 par value, from 600,000,000 to 150,000,000.	☐	☐	☐

3.	Ratification of the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE:   To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the annual meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

August 3, 2022, 8:30 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the Proxy Statement.

The stockholder represented herein appoints David A. Dodd and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 3, 2022 at 8:30 a.m. Atlanta Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]